POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Isaiah Massey and Yael Costilla, the undersigned’s true and lawful attorney-in-fact to:

(1)
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC;

(2)
be named as account administrators authorized to manage my EDGAR account with the U.S. Securities and Exchange Commission (the “SEC”). This includes managing user access, performing annual confirmations, and delegating filing authority to others. They are the primary point of contact for EDGAR-related matters on my behalf; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned.

This Power of Attorney shall remain in full force and effect unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of December, 2025.

/s/ Thomas Aycock_______________________
Thomas Aycock

Sworn to and Subscribed

Before me this ___ day of

_______________, 2025.

_______________________________
Notary Public